UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM 8-K
  ______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2018
  ______________________________________
Renewable Energy Group, Inc.
(Exact name of registrant as specified in its charter)
  ______________________________________

Delaware	001-35397	26-4785427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
416 South Bell Avenue
Ames, Iowa 50010
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (515) 239-8000
 ______________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2018, Renewable Energy Group, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has appointed Cynthia J. Warner, age 60, to become the Company’s President and Chief Executive Officer, effective as of January 14, 2019. Ms. Warner has also been elected to the Board effective at the same time and will serve as a Class I director with a term of office ending at the Company’s annual meeting of stockholders in 2021.
On January 14, 2019, Ms. Warner will replace Randolph L. Howard, who has been serving as the Company’s President and Chief Executive Officer since July 2017. Mr. Howard will remain a member of the Board.
Ms. Warner was Executive Vice President, Operations for Andeavor (formerly known as Tesoro Corporation) from August 2016 until Andeavor’s acquisition by Marathon Petroleum Corporation in October 2018. Prior to that, Ms. Warner served as Andeavor’s Executive Vice President, Strategy and Business Development, since October 2014. From 2012 to August 2014, Ms. Warner was Chairman and Chief Executive Officer of Sapphire Energy, Inc. and she continued to serve as Chairman through February 2015. From 2009 to 2011, Ms. Warner was Chairman and President of Sapphire Energy. Prior to 2009, Ms. Warner was Group Vice President, Global Refining, at BP plc. Ms. Warner serves as a member of the Board of Directors of IDEX Corporation (NYSE: IEX).
There are no arrangements or understandings between Ms. Warner and any other persons pursuant to which Ms. Warner was selected as President and Chief Executive Officer or as a member of the Board. There is no family relationship between Ms. Warner and any director or executive officer of the Company. There have been no transactions, and there are no currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a participant in which Ms. Warner, or any member of her immediate family, had, or will have, a direct or indirect material interest (except as described herein).
In connection with Ms. Warner’s appointment as the Company’s President and Chief Executive Officer, the Company and Ms. Warner entered into an Employment Agreement, dated November 30, 2018 (the “Employment Agreement”), and effective as of January 14, 2019. The Employment Agreement has an initial term of three years, ending on January 14, 2022, with automatic one-year extensions thereafter unless a written notice of non-extension is delivered no later than 90 days prior to the expiration of the then-current term. In addition, pursuant to the Employment Agreement, Ms. Warner shall serve as a member of the Board during the term of her employment by the Company.
Compensation under the Employment Agreement for Ms. Warner shall include: (i) an annual base salary of $800,000, with increases as deemed advisable by the Compensation Committee of the Board (the “Compensation Committee”); (ii) eligibility to receive an annual bonus under the Company’s annual incentive plan for executive officers based upon attainment of performance goals as determined by the Compensation Committee, at a target level of 100% of her annual base salary; (iii) eligibility to participate in the Company’s equity incentive plans and programs, under which she will receive (A) a grant of restricted stock units as soon as practicable following the effective date of her employment by the Company (the “Sign-on RSUs”) covering shares of the Company’s common stock (“Common Stock”) having a fair market value on the date of grant of $1,000,000 which will fully vest on the third anniversary of the date of grant, subject to her continued employment with the Company through such date (except as described below), and (B) annual long-term incentive compensation awards having a target value of 237.5% of her annual base salary based on the fair market value of the target number of shares of Common Stock underlying such awards as of the date of grant, which such awards will be granted as a mix of time-based restricted stock units (the “Annual RSUs”) which will fully vest on the third anniversary of the date of grant (subject to her continued employment with the Company through such date, except as described below) and performance-based restricted stock units (the “Annual PBRSUs”) which will vest based on attainment of performance conditions determined by the Compensation Committee; (iv) eligibility to participate in the group health, dental, vision and life insurance plans, retirement, fringe benefit, paid time-off and other benefit plans on the same terms as other senior executives of the Company generally; and (v) reimbursement for certain expenses, including certain costs associated with the movement of her residence.
Ms. Warner is also entitled to the following payments and benefits upon termination of employment:
Termination for Cause or Resignation without Good Reason. If the Company terminates the employment of Ms. Warner for cause (as defined in the Employment Agreement) or she resigns without good reason (as defined in the Employment Agreement), she will forfeit all rights to any annual bonus for the year in which the termination of employment occurs, and she will be entitled only to a payment equal to any accrued, but unpaid, base salary and other benefits, including any bonuses accrued but unpaid with respect to a prior year (the “Accrued Obligations”).
Termination due to Death or Disability. If the employment of Ms. Warner is terminated due to death or disability, she (or her estate, as applicable) will receive (i) the Accrued Obligations, (ii) a pro-rated annual cash bonus payment for the year in which her employment terminates, calculated based on actual performance through the end of the applicable year (which amount, if her employment terminates within the first 180 days of the year, will not exceed the pro-rated portion of her target annual bonus for such year), payable in a lump sum, and (iii) accelerated vesting and settlement of the Sign-on RSUs.
Termination without Cause or Resignation for Good Reason; Termination without Cause or Resignation for Good Reason Following a Change in Control. If Ms. Warner’s employment is terminated without cause or she resigns for good reason, she will receive (i) the Accrued Obligations, (ii) a severance payment equal to 150% of the sum of her then-current annual base salary and her target annual bonus (the “Cash Severance Payment”) payable in installments over 18 months after such termination or resignation, as applicable, (iii) a pro-rated target annual bonus payment for the year in which her employment terminates, payable in a lump sum, (iv) accelerated vesting and settlement of the Sign-on RSUs, (v) pro-rated accelerated vesting of the Annual RSUs, Annual PBRSUs and other equity awards which, in the case of the Annual PBRSUs and other equity awards subject to performance-based vesting conditions, will remain subject to attainment of the applicable performance requirements and will be settled at the same time as the Annual PBRSUs and such other equity awards are settled for other executives after completion of the performance period, and (vi) healthcare continuation coverage for 18 months after such termination or resignation, as applicable, which will terminate if, and to the extent, she becomes eligible to receive comparable coverage from a subsequent employer. If Ms. Warner’s employment is terminated without cause or she resigns for good reason, in each case within two years following the date of a change in control (as defined in the Employment Agreement) of the Company, the Cash Severance Payment will be calculated using a multiple of 200% (instead of 150%) and paid in a lump sum, and all equity awards held by her will immediately vest and settle. In order to receive the foregoing severance payments and benefits, Ms. Warner must execute a release of claims in favor of the Company and comply with her obligations under an Employee Non-Competition and Confidentiality Agreement executed concurrently with the Employment Agreement (the “Non-Competition Agreement”).
The Employment Agreement provides that, in the event that Ms. Warner’s change in control payments and benefits would trigger an excise tax under Sections 280G and 4999 of the Internal Revenue Code, then the value of such payments and benefits will be either (i) delivered in full or (ii) subject to a cutback, whichever provides her with the greatest benefit on an after-tax basis.
Termination due to Retirement or Non-Renewal. Ms. Warner may terminate her employment (other than for good reason) at any time on or after attainment of age 64 and five years of service with the Company or the Company may decide not to renew the Employment Agreement, in which case she will receive (i) the Accrued Obligations, (ii) a pro-rated annual cash bonus payment for the year in which her employment terminates, calculated based on actual performance through the end of the applicable year (with individual performance metrics deemed fully satisfied), payable in a lump sum, and (iii) pro-rated accelerated vesting of her equity awards which, in the case of the equity awards subject to performance-based vesting conditions, will remain subject to attainment of the applicable performance requirements and will be settled at the same time as such equity awards are settled for other executives after completion of the performance period. In order to receive the foregoing severance payments and benefits, Ms. Warner must execute a release of claims in favor of the Company and comply with her obligations under the Non-Competition Agreement.
Ms. Warner is subject to non-competition, non-solicitation, non-disclosure and non-disparagement covenants in the Non-Competition Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2018

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer